EXHIBIT 10.28

MERCHANT SERVICES AGREEMENT

FACILITATED BY MONERIS SOLUTIONS, INC.

This Merchant Agreement (“Agreement”) is entered into between Harris Trust and Savings Bank (“Bank,” “us,” “we,” or “our”) and the undersigned Merchant (“Merchant, “you,” or “your”) in consideration of mutual promises. Bank and Merchant are independent parties contracting for services and neither is an agent, partner or joint venturer of the other. The services of Bank (other than funds settlement and transfer) are provided through MONERIS SOLUTIONS, INC., a Delaware corporation and member service provider to the Bank.

INTRODUCTION

Merchant is engaged in the business of providing goods and/or services to customers and desires to accept credit and/or debit cards (“Cards”) bearing the name and logo of the Visa® or MasterCard® credit card associations or the issuer of any other Card of any association or network (collectively, the “Card Associations”) that Bank authorizes Merchant to accept as a means of payment for those goods and/or services. Bank is engaged in the business of providing for a fee electronic debit and credit card authorization, processing, data capture, deposit, clearing and settlement services.

Merchant agrees to honor all valid Cards without discrimination and submit at the close of each business day all valid sales and credit slips (“Items”) for Card transactions for its business exclusively to Bank, according to the following terms and conditions, to which Bank and Merchant agree.

1.      OPERATING MANUAL

Merchant has received and reviewed an Operating Manual and other Attachments from Bank. These Attachments are a part of this Agreement. Bank and Merchant agree to the terms and conditions in the Operating Manual. For example, the Operating Manual contains a description of items subject to chargeback, certain promises and responsibilities of Merchant and other terms and conditions related to the processing of Card transactions, such as Merchant examining all Cards, obtaining authorization (for example, by “swiping” each Card) and obtaining authorization numbers for all Card transactions, and handling special situations (such as cardholder identification, sales without Cards, recovery of Cards upon request, returns and credits and recurring transactions). Transactions for any non-face-to-face transaction (e.g., Internet, mail, telephone and pre-authorized orders) are subject to special requirements specified in the Operating Manual. Merchant may not impose minimum or maximum amounts or surcharges for any Card transaction which are not imposed generally to its customer, for non-Card transactions.

2.      PROCESSING, SETTLEMENT AND OTHER SERVICES

Unless agreed by Bank in writing, Card transactions will be processed through Card Association networks via electronic authorization and data capture methods. Unless otherwise agreed by Bank, Merchant will balance and settle each terminal every business day. Transactions as one location may not be processed through a terminal at another location. Merchant must be equipped with properly installed and programmed terminals or other equipment capable of transmitting, receiving and communicating Card transaction data. If Merchant provides software or equipment or utilizes third party system vendors, Merchant is solely responsible for all aspects of compatibility, installation, operation and systems integrations that will comply with the Operating Regulations and Bank’s processing requirements. If required, Merchant has directly entered into a separate agreement with any Card Association(s) which allows Merchant to accept and process Card transactions. For all Card transactions (including debit cards, travel vouchers or lodging reservation service), the terms and conditions of all rules and regulations of Card Associations (the “Operating Regulations”) and the Operating Manual apply. Merchant agrees to those terms.

3.      ADVERTISING AND PROMOTION

Unless waived by a Card Association or Bank, you agree to adequately display the most current Card emblems, decals and other materials to inform the public that a Card(s) will be honored as required by the Operating Regulations. You shall only indicate that Cards are accepted and shall not indicate that any Card Association endorses your merchandise or services. While this Agreement is in effect, you shall make no other use of the emblems or marks of any Card Association or the Bank without our prior written consent. Any use of these emblems or marks will be in compliance with the Operating Regulations and specifications of the Card Associations and/or Bank. You will immediately discontinue use thereof upon direction of the Bank, or any Card Association and upon termination of this Agreement.

4.      ACCOUNTS

Settlement Account. You agree to designate and maintain an account (the “Settlement Account”) which accepts automated clearing house (“ACH”) transfers (which does not have to be a separate account, but may be commingled) with a balance of available funds sufficient to accommodate your obligations under this Agreement, either with us, or at an institution acceptable to us. If there are not sufficient available funds in the Settlement Account to cover your obligations, we may make deductions from payments due you from transactions. You agree to promptly pay us on demand for all amounts owed under this Agreement.

Reserve Account. At any time and for any reason (including termination of this Agreement, unauthorized transactions, cessation of business, insolvency, excessive chargebacks, suspected or actual fraud, or competing claims), without giving prior notice, we reserve the right to require, and you agree to deposit and maintain such non-interest bearing accounts, additional funds or other security as we may require with us (which we may commingle with other funds), or at our sole discretion at a financial institution designated by us, in a reserve account (the “Reserve Account”) to be funded as specified by Bank, but within three (3) days, in amounts and upon such terms as determined by us in our sole discretion. In instances of unauthorized transactions, suspected or actual fraud or termination for cause, such Reserve Account funding may be immediate. We may also fund the Reserve Account with deductions from payments due you from transactions or by a charge against the Settlement Account or any other account. We will hold or be entitled to the funds in the Reserve Account until such time as we are satisfied that you have no further obligations under this Agreement. Your failure to fund the Reserve Account will result in immediate termination of this Agreement.

5.      PROVISIONS APPLICABLE TO ALL ACCOUNTS

This Agreement and you authorize us to initiate and make deposits and withdrawals from any account which may be electronically transmitted or through an ACH or to delay or place holds on any amounts in such accounts in order to protect any of our rights and to obtain payment of any amount due us under this Agreement, including fees, charges and discounts without any further notice or demand. You will confirm to any institution holding any account the existence of this authorization and direct them to comply with our directions and you will not change any such confirmation or direction without our prior written consent. Any such confirmation, direction or authorization will remain in effect for at least 180 days after termination of this Agreement, or in our discretion, longer. We may, without notice, delay or stop making payments to you, set off, retain or otherwise hold (or direct your financial institution to place a hold) on any funds to protect ourselves against losses. Chargebacks, any amounts due or to become due under this Agreement, or based on your financial condition or in the event you submit transactions which are not authorized, do not conform to this Agreement, the Operating Manual, the Operating Regulations or applicable law including transactions subject to verification by any Card Association or cardholder. You agree that Bank will not be liable for any losses either direct or indirect due to holding of funds, suspension of processing, termination of this Agreement or any dishonor or any item as a result of these actions. You agree to promptly notify us of any discrepancy within 10 days of receipt of any statement regarding your accounts. Any account is subject to review, verification, acceptance and audit by Bank. Bank may return items to you for correction.

YOU GRANT BANK A LIEN AND SECURITY INTEREST IN THE SETTLEMENT ACCOUNT, THE RESERVE ACCOUNT, ALL ITEMS (INCLUDING FUTURE ITEMS), ANY RIGHTS TO RECEIVE CREDITS OR PAYMENTS UNDER THIS AGREEMENT AND ALL DEPOSITS AND OTHER PROPERTY OF YOURS THAT BANK OR ITS AFFILIATES MAINTAIN (INCLUDING THE PROCEEDS THEREOF), AND YOU WILL EXECUTE, DELIVER ANY PAY THE FEES FOR ANY DOCUMENTS WE REQUEST TO CREATE, PERFECT, MAINTAIN AND ENFORCE THIS SECURITY INTEREST. TO THE EXTENT PERMITTED BY LAW, YOU IRREVOCABLY AUTHORIZE BANK TO EXECUTE ANY FINANCING STATEMENTS OR OTHER DOCUMENTS NECESSARY RELATED TO THIS SECURITY INTEREST. Merchant represents and warrants that no other person or entity has a security interest therein and that this security interest secures your obligations to us under this Agreement. Bank shall have all rights of a secured party and Merchant must obtain the prior written consent of Bank before granting any subsequent security interest. Merchant agrees that these accounts and secured property shall not be subject to any preference, claim, or stay by reason of any bankruptcy or insolvency law.

6.      CHARGEBACKS

We shall have the right, at any time and without notice, to charge back to you, and deduct, withdraw or set-off from payments due you from transactions or from the Settlement Account, the Reserve Account, any other account or from amounts due you, for the full amount of any item designated by Bank or a Card Association or Card issuing bank which fails to meet the requirements of this Agreement, the Operating Manual, the Operating Regulations or applicable law (“Chargeback”). You agree to pay the amount of any Chargeback and the costs and expenses of the Bank (including investigations, retrieval and legal fees and costs) related to any item subject to (i) legal process (including reproduction of records), (ii) a bankruptcy or insolvency proceeding or (iii) Chargeback. If Bank or any Card Association determines or suspects any item to be questionable, it is subject to Chargeback. Bank shall retain any discount or fee related to a Chargeback transaction. Disputes relating to Chargebacks shall be governed by the Operating Regulations, including your obligation to provide required documentation.

Merchant agrees to obtain authorization for all Card transactions. Merchant acknowledges and agrees that authorization for a Card transaction (i) indicates only the availability of credit at the time of the authorization, (ii) does not warrant that the person presenting the Card is the rightful cardholder, and (iii) is not an unconditional guaranty by Bank that any Card transaction will not be subject to Chargeback.

7.      MERCHANT INDEMNITY

In addition to any other indemnities in this Agreement (including the Operating Manual) or in the Operating Regulations, you agree to indemnify, defend and hold us and our affiliates (including officers, directors, employees, attorneys, shareholders, representatives and agents) harmless from and against any and all liabilities, judgments, arbitration awards, actions, suits, claims, demands, losses, damages, costs, expenses and attorneys’ fees, or fees in bankruptcy proceedings, incurred in connection with: (a) an item that does not conform to the requirements of this Agreement, the Operating Manual, the Operating Regulations or applicable laws; (b) arising out of any Card transaction or any act or omission in connection with a cardholder; (c) a breach or an alleged breach of any item, covenant, condition, representation, warranty or agreement by you with any cardholder, any Card Association or to us, including your application to us, this Agreement, the Operating Manual and other Attachments, under the Operating Regulations or any violation of applicable laws; (d) the rescission, cancellation or avoidance of Card transaction or item, by operation of law, adjudication or otherwise; (e) any claim, counterclaim, complaint, dispute or defense, whether or not well-founded with respect to a Card transaction; or (f) damages, including death or injury caused by the good or service purchased with the Card.

8.      MERCHANT REPRESENTATIONS, WARRANTIES AND COVENANTS

As a condition to transmitting any item to us, you hereby continuously warrant, covenant and represent compliance with all of the representations, warranties and covenants contained in this Agreement, the Operating Manual, the Operating Regulations, and applicable law. Bank may block the transactions or close terminals of Merchant without prior notice for breaches or suspected breaches of this Section, for other reasonable cause and in the event of termination of this Agreement. Merchant agrees that obtaining authorization for any Card transaction does not constitute a guarantee of payment to Merchant and does not relieve Merchant of liability for Chargebacks. Merchant will not submit any item which is (i) not a bona fide, direct sales transaction between the Merchant and the cardholder in the Merchant’s ordinary course of business (not including any transactions with an agent or representative of Merchant unless approved in advance by Bank) or (ii) a transaction between a cardholder and an entity or source other than Merchant or (iii) is a fraudulent transaction. Merchant is responsible for the actions of its employees and agents. Bank may charge back any item at any time where a breach of any representation, warranty or covenant exists with respect to such item. Merchant will comply with applicable law. Merchant will provide business and financial information upon Bank’s request and will notify Bank of any material change in name, location, ownership, nature of business, sale of products and/or services not related to its current business or any change in information furnished on any application or other information submitted to Bank.

Merchant understands and agrees that any independent sales organization or member service provider (ISO/MSP) is an independent contractor and is not an agent of Bank. Any ISO/MSP must comply with Operating Regulations. No ISO/MSP has any authority to execute this Agreement or alter its terms.

9.      GENERAL PROVISIONS

(a)	Notices. All notices shall be given in writing, addressed to the party to receive the notice at its address listed on the signature page of this Agreement, or to such other place as either party shall hereafter designate, by personal delivery, first class mail (postage prepaid) or by overnight courier or facsimile. Notices shall be deemed given when either mailed, delivered or receipt confirmed respectively.

(b)	Amendment. This Agreement, the Operating Manual and other Attachments, and the Operating Regulations may be amended by us at any time by giving written notice to you effective on the future date stated in the notice. Submission of any items to Bank on or after any effective date constitutes acceptance of any amendment.

(c)	Effective Date. This Agreement shall not be effective until accepted in writing by us by dating and signing this Agreement.

(d)	Term and Termination. The term of this Agreement shall be for three (3) years from the Effective Date. THIS AGREEMENT SHALL BE AUTOMATICALLY RENEWED THEREAFTER FOR SUCCESSIVE THREE YEAR PERIODS UNLESS MERCHANT GIVES WRITTEN NOTICE OF TERMINATION AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION OF THE THEN EXISTING TERM. Any violation of this provision by Merchant entitles Bank to impose, collect and receive from Merchant, Bank’s current termination or deconversion fee. We may terminate this Agreement for any reason without prior notice at any time effective immediately. At our discretion, termination of the ISO/MSP agreement or relationship of Bank with your ISO/MSP will terminate this Agreement. You may terminate this Agreement if we fail to perform our obligations hereunder after the giving of a written notice to us outlining the nonperformance and giving us the opportunity to remedy such nonperformance for a period of sixty (60) days, upon the giving of another written notice after the expiration of such period, if the performance has not been remedied. This Agreement shall remain in full force and effect until termination. Your rights to make Card transactions and any other rights in this Agreement shall cease upon termination, and you shall return any of our property, equipment or forms. All obligations of Merchant under this Agreement for transactions prior to termination (including document retention, retrieval and all Chargebacks) shall be binding on Merchant and Bank and shall survive termination. Neither party will be liable to the other for damages (including prospective sales or profits) due to termination. IT IS THE EXRESS AGREEMENT OF BANK AND MERCHANT THAT THE ACQUISITION OF ITEMS HEREUNDER IS A FINANCIAL ACCOMMODATION AND IN THE EVENT MERCHANT BECOMES A DEBTOR IN ANY BANKRUPTCY OR SIMILAR PROCEEDING, THIS AGREEMENT CANNOT BE ASSUMED OR ENFORCED BY ANY OTHER PERSON AND BANK SHALL BE EXCUSED FROM PERFORMANCE HEREUNDER.

(e)	Assignment. This Agreement shall be binding upon you and us and our respective heirs, successors and assigns. This Agreement shall not be assigned by you without our express prior written consent and any purported assignment without such consent shall be void. Bank may assign this Agreement to any affiliate or successor that is conducting a merchant acquiring business upon the giving of notice to Merchant.

(f)	Entire Agreement. This Agreement (including the Operating Manual and any Attachments) and the Operating Regulations and your application to us, sets forth our entire understanding and supersedes any prior oral or written communications. This Agreement may not be modified or waived except as provided in §9(b) above or in a writing signed by Merchant and Bank.

(g)	Validity. If any provision of this Agreement is void or unenforceable, such determination shall not affect the validity or enforceability of any other provision of this Agreement.

(h)	Waiver. No failure or delay by us in exercising any power, right or remedy under this Agreement shall operate as a waiver. All waivers by us must be in writing and signed by us.

(i)	Governing Law. This Agreement is a contract made under and shall be governed and construed in accordance with Illinois law.

(j)	Financial Statements. Without limiting the generality of § 15(g) of the Operating Manual, Merchant shall provide financial statements and other information concerning Merchant’s business and Merchant’s compliance with the terms and provisions of this Agreement as Bank may reasonably request. Merchant authorizes Bank to obtain from third parties financial and credit information relating to Merchant in connection with this Agreement and Bank’s continuing evaluation of Merchant. Upon request, Merchant shall provide to Bank or their representatives reasonable access to Merchant’s facilities and records for the purpose of performing any inspection and/or copying of Merchant’s books and/or records deemed appropriate by Bank.

(k)	Remedies Cumulative. All of Bank’s rights and remedies under this Agreement shall be cumulative to any other rights and remedies afforded to Bank by law or equity, and Bank’s rights and remedies may be exercised concurrently, independently, or successively under the Agreement.

(l)	Facsimile and Electronic Transmissions. Bank and Merchant agree that facsimile transmissions are acceptable for purposes of this Agreement and that facsimile signatures shall be deemed as originals and have the full force and effect thereof. If the parties agree, electronic signatures and transmissions may be utilized and shall be deemed as originals.

10.    FEES AND RATES; SETTLEMENT

For the services provided by us, you agree to pay us the nonrefundable fees, charges and discounts specified on the Schedule of Fees and Rates to us and any applicable Exhibit or Attachment, including amendments, or which we otherwise mutually agree in writing. You agree to reimburse us for the amount of any credit items, any items subject to chargeback and for any applicable fees, penalties, assessments, charges or fines specified in this Agreement, in the Operating Manual, the Operating Regulations or imposed by any Card Association (including for foreign transactions or excess Chargeback fees). Bank shall have the right to pass through to Merchant any increases in fees or costs due to changes in the Operating Regulations, by any Card Association or in anticipation of any Card Association liability. If any fee including the discount rate or interchange rates charges by Card Associations is based on a qualification and you fail to meet the requirements for reduced fees, you agree that the fee may be adjusted to the proper amount and you agree to pay the increased amount including any additional surcharge. Fees are subject to change pursuant to Section 9(b) hereof. Merchant agrees to pay all taxes and other charges imposed by any governmental authority on the services provided under this Agreement. You agree to reimburse us for all interchange or discount costs and expenses related to the enforcement of this Agreement, including investigation costs, reasonable attorneys’ fees, and costs, settlements, arbitration awards, Card Association fees or fines and court costs. Clearing and settlement services and availability of funds are subject to the procedures of Bank and any respective financial institution. Bank does not guarantee the timeliness of settlement including by your depository institution. Bank is not responsible for third party processors, networks, systems, Card Associations, settlement switches, telecommunications or other forces beyond its reasonable control. Subject to payment hereunder, Merchant assigns to Bank all right, title and interest in and to the items acquired by Bank with the right to endorse items. All funds advanced by Bank to you for items acquired are provisionally credited subject to Bank’s right of payment hereunder and contingent claims for Chargebacks, adjustments, and final settlement. Bank has the right to receive payment on all items acquired (unless and until Chargeback) and you will not attempt to collect any items if you receive any payment, you will hold it in trust for, and promptly deliver it, to Bank. Bank will process all items and credit the Settlement Account for (i) the aggregate face amount of items acquired less (ii) the aggregate face amount of credit items, Chargebacks, refunds, disputes, billing errors, adjustments, fines, processing fees and other amounts due Bank. At the times designated by Bank, Bank may deduct as a credit to the Settlement Account or as a deduction from any amounts owed Merchant, any amounts owed to Bank by Merchant for processing fees, Chargebacks and Card Association interchange and assessments for all items acquired during the applicable preceding period. Where Bank charges a fee on a per item(whether sales or credit) basis, the fee will be based on the applicable fee multiplied by the number of transactions. Where Bank charges a fee based on a discount rate, the face amount of transactions is multiplied by the discount rate to determine the applicable fee. Fees shall become due and accrue at the time the item is submitted to Bank by Merchant. For any fees or discounts based upon qualifications (including interchange charged by Card

Associations) or anticipated volume (or other conditions) if such qualifications, volume (or condition) is not met, you will be charged the applicable rate for the actual qualification (including interchange charged by Card Associations) volume (or condition). Bank may delay payment as provided in Section 5 of this Agreement.

11.    ASSOCIATION REGULATIONS

You agree to be bound by the requirements and terms of the Operating Manual and Operating Regulations of all applicable Card Associations, as amended from time to time. Copies may be reviewed at the Bank’s offices. Bank is authorized to inform any Card Association or other relevant party if this Agreement is terminated for cause. Merchant understands that the Card Associations publish a list of names (including principals) of merchants terminated for cause. Merchant agrees to indemnify Bank (pursuant to the provisions hereof) and any Card Association from any and all claims which Merchant or any other person may have as a result of being placed on any such list. Merchant warrants that it has not been placed on any such list previously. You agree to retain and retrieve records as required by the Operating Manual and Operating Regulations and allow us to examine them. If the Bank sponsors you into any debit Card program, such sponsorship shall extend only as long as the term of this Agreement.

12.    CONFIDENTIALITY.

You agree to keep confidential (and store in a secured area with limited access) and will not copy, publish, sell, exchange, disclose or provide to others or use any information, documents or data, provided or disclosed to you, or any account information (including account numbers) related to Cards or cardholders for any purpose other than performing your obligations under this Agreement. Merchant shall not retain or store magnetic stripe data after a transaction has been authorized. If Merchant stores any electronically captured signature of a cardholder, Merchant may not reproduce such signature except upon specific request of Bank. In addition, Merchant shall not disclose to any third party and shall retain in strictest confidence all information and data belonging to or relating to the business of Bank (including without limitation, the terms of this Agreement), and shall safeguard such information and data by using the same degree of care that Merchant uses to protect its own confidential information. You shall not use our name or marks without our prior written consent and if consent to, you shall obtain no right in our names or marks. You authorize us and we may obtain from and share with others all financial, credit, sales, experience and other information about you with our affiliates and as otherwise allowed by applicable law.

13.    BANK LIABILITY.

BANK SHALL NOT BE RESPONSIBLE OR LIABLE FOR ANY ACTION TAKEN BY BANK (OR THE RESULTS THEREOF) WHICH IS AUTHORIZED BY THIS AGREEMENT. BANK MAKES NO GUARANTIES EXPRESS, IMPLIED OR STATUTORY IN CONNECTION WITH THIS AGREEMENT AND WITHOUT LIMITING THE FOREGOING, BANK DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. BANK MAY UTILIZE SYSTEMS OF OTHERS, INCLUDING CARD ASSOCIATIONS. BANK SHALL NOT BE RESPONSIBLE OR LIABLE FOR ANY INFORMATION PROVIDED BY OTHERS OR FOR THE USE OF ANY SYSTEM OR

EQUIPMENT OF BANK OR OTHERS OR FOR ANY CIRCUMSTANCES BEYOND ITS CONTROL. BANK SHALL NOT BE LIABLE FOR LOST PROFITS, CONSEQUENTIAL, SPECIAL, PUNITIVE, EXEMPLARY OR INCIDENTAL DAMAGES EVEN IF BANK HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE SOLE AND EXCLUSIVE LIABILITY OF BANK AND REMEDY OF MERCHANT HEREUNDER SHALL BE GENERAL MONEY DAMAGES FOR WILLFUL MISCONDUCT NOT TO EXCEED THE AMOUNT OF THE ITEM SUBJECT TO CLAIM OR DISPUTE, REGARDLESS OF THE CHARACTERIZATION OF SUCH ACTION.

14.    SYSTEM TERMS

You agree to use terminals and related software systems or equipment acceptable to us. You may, but are not obligated to obtain equipment from us. If you do, you agree to pay the fees specified in the Schedule of Fees for such equipment and accept the terms stated in the Operating Manual with respect to the equipment. You authorize us to make payment for any equipment utilized by you to us, any other seller or lessor through ACH deduction from the Settlement Account.

15.    EXCLUSIVITY

During the term of this Agreement, you will not engage or use any other Visa or MasterCard Card processor or servicer in the United States, except Bank, and Bank shall be the sole provider of the types of services provided hereunder for all locations of Merchant.

16.    WAIVER OF JURY TRIAL/JURISDICTION

BANK AND MERCHANT HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION CONCERNING ANY RIGHTS UNDER THIS AGREEMENT. BANK AND MERCHANT HEREBY AGREE THAT AND CONSENT TO THE EXCLUSIVE JURISDICTION AND VENUE FOR ANY DISPUTES HEREUNDER SHALL BE AN APPROPRIATE FEDERAL OR STATE COURT LOCATED IN CHICAGO, ILLINOIS.

17.    FORCE MAJEURE

The parties to this Agreement shall be released from liability hereunder for failure to perform any of the obligations herein where such failure to perform occurs by reason of any act of God, fire, flood, storm, earthquake, tidal wave, communication failure, sabotage, war, military operation, national emergency, mechanical or electronic breakdown, civil commotion, or the order requisition, request or recommendation of any government agency or acting governmental authority or either party’s compliance therewith, or governmental regulation or priority or any other cause beyond either party’s reasonable control whether similar or dissimilar to such causes.

18.    WAIVER OF PERSONAL SERVICE AND ACCEPTANCE OF SERVICE BY MAIL

The Merchant hereby waives personal service of any and all process and agrees and consents that all such service of process may be made by certified mail, return receipt requested directed to the undersigned officer or owner of Merchant, as the case may be, or to Merchant’s registered agent and agrees that service of process so made shall be complete upon mailing by Bank or Bank’s attorney.

19.    ATTACHMENTS

The following Attachments are expressly made a part of this Agreement as if fully set forth:

x	Operating Manual

Debit Card Processing – Interlink/Maestro

Debit Card Processing – Cash Station or Explore

Gratuity and Hotel/Motel Procedures

x	Other: Schedule of Rates & Fees

Any unilateral alteration or modification to the pre-printed form of this Agreement has no effect and at the Bank’s discretion, may render this Agreement invalid. The authorized officials of Merchant and Bank have read this Agreement and agree to all its terms, including the Operating Manual.

MERCHANT:

BY /s/Melvyn Morris	TELEPHONE: +44 (0) 1332 268700

Name MELVYN MORRIS	Facsimile: +44 (0) 2076917438

Title: CEO

Address:	c/o UDATE.COM, NEW ENTERPRISE HOUSE, ST. HELENS ST., DERBY, DE1 3GY, ENGLAND

Accepted at Buffalo Grove, Illinois this ____ day of ________________ (the “Effective Date”).

HARRIS TRUST AND SAVINGS BANK:

By	Telephone:

Its Authorized Representative	Facsimile: